EXHIBIT 23.2



                       CONSENT OF COOPERS & LYBRAND L.L.P

     We consent to the incorporation by reference in this Registration Statement on Form S-4 (File No. 333- ), of our report dated February 14, 1995, except for
Note 3 as to which the date is March 29, 1995, on our audit of the financial statements of Hollywood Entertainment Corporation for the year ended December 31, 1994, which report appears in the Annual Report on Form 10-K for the year ended December 31, 1996 of Hollywood Entertainment Corporation. We also consent to the references to our firm under the caption "Experts."




                                       COOPERS & LYBRAND L.L.P


Portland, Oregon
September 5, 1997